EXHIBIT 10.36

Leter of understanding between Qrons Inc. and Quick Capital, LLC

By this leter agreement “Agreement” dated as of June 15, 2023, between Qrons Inc. Inc (the “Company”) and Quick Capital, LLC (the “Investor”) the parties agree as follows:

1. The Maturity Date of the $115,000 Convertible Promissory Note dated June 15, 2021 which had been extended from June 15, 2022 to June 15, 2023 is hereby further extended to June 15, 2024. The Note has a current balance of $243,000, however the Investor is waiving $43,000 of the Note leaving a balance to date of $200,000.

2. In consideration of the additional extension of the Maturity Date and the waiver of a portion of the balance of the Note, the Company agrees to issue the Investor 150,000 shares of Common Stock.

3. The term of the Common Stock Warrant between the parties dated June 15, 2021 which had been extended to June 15, 2027 is hereby further extended for an additional one-year term, expiring the June 15, 2028.

4. Notice is hereby given of Qrons new address of 2810 Jackson Avenue, #26N, Long Island City, New York 11101.

5. Choice of law and other provisions set forth in the Note are incorporated by reference and deemed to apply here.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of June 15, 2023.

Qrons Inc.		Quick Capital, LLC

By:	/s/ Jonah Meer	By:	/s/ Eilon Natan
	Jonah Meer, CEO		Eilon Natan, Manager